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                                                                   EXHIBIT 99.1

Friday August 18, 4:51 pm Eastern Time

Press Release

SOURCE:  Chromatics Color Sciences International, Inc.

Chromatics Color Sciences International Releases Second
Quarter Results

NEW YORK, Aug. 18 /PRNewswire/--Chromatics Color Sciences International, Inc. (Nasdaq: CCSI-news) today announced its financial results for the second quarter ending June 30, 2000.

Revenues for the quarter were $667,300, representing a $666,800 increase over revenues reported in the comparable period in 1999. The Company incurred a net loss of $2,959,100 (net loss of $0.20 per share) during the second quarter of 2000, compared to a net loss of $3,892,700 (net loss of $0.33 per share) during the second quarter of 1999.

The company's increased revenues were primarily due to the acquisition of Gordon Laboratories, Inc. The revenues of Gordon are included in the consolidated financial statements of the Company from the date of acquisition (June 2,2000) through June 30, 2000. The $933,600 decrease in net loss for the second quarter of 2000 compared to the second quarter of 1999 is primarily attributable to the revenue increase and a $1,177,800 decrease in interest expense and non-cash financing costs, offset primarily by increases in cost of sales ($492,600), mostly attributed to Gordon, research and development costs ($492,600), mostly attributed to Gordon, research and development costs ($154,900) as the Company continued the implementation of its long-term business plan to seek commercial applications of its intellectual properties and technologies; and compensation costs ($118,000) as the Company continued its efforts to add qualified executive and senior level personnel to implement its business plan.

Consistent with the first quarter of 2000, no increase in revenues was realized from the ColorMate(R) TLc-BillTest(R) Systems. The Company recognized revenues from large initial shipments to its distribution partner, Datex-Ohmeda and its Ohmeda Medical Division, in the fourth quarter of 1999, and these products previously shipped to the distributor were sufficient to support the distributor's launch in March of 2000 of the Company's products being marketed across the U.S. and the resulting initial hospital placements of TLc-BiliTest(R) monitors made through the end of the second quarter of 2000.

The Company also announced today that it has completed a financing for $3,000,000 for the Company's stock at a price per share of $4.68. Additional shares of common stock may be sold to the same investor for gross proceeds of $1,000,000 upon the effectiveness of a registration statement filed by the Company on behalf of such investor with the Securities and Exchange Commission. In connection with the above transaction, the Company issued to the investor 150,000 warrants to be issued at the second closing. The purchase agreement specifies certain conditions that may require the Company to issue additional shares of its common stock to the investor.

Brian Fitzpatrick, President and Acting CEO, said, "This financing will provide additional funds for the Company's new business plan, which included commercializing its products in the beauty industry and other commercial applications."

Chromatics Color Sciences is in the business of color science and has developed technologies and intellectual properties in this field. The Company has received clearance from the Food and Drug Administration (FDA) for the commercial use of its medical device for the non-invasive monitoring of bilirubinemia in newborn infants by healthcare professionals in hospitals, clinics, pediatrician offices and the home environment. The Company believes its technologies and intellectual properties may also have medical applications in the detection and monitoring of other chromogenic diseases which the Company defines as those diagnosed or monitored by the coloration of the human skin, tissue or fluid being affected. Medical applications, in addition to the non-invasive monitoring of bilirubinemia in newborns, will require additional clinical trials and FDA clearances for commercial use. The Company's technologies and intellectual properties also have other applications including the scientific color measurement and classification of human skin and certain color-sensitive consumer products, and in determining the color compatability of such skin and product color classification for use in a variety of industries including the cosmetic, beauty-aid and fashion industries.

Certain of the matters discussed in this announcement contain forward-looking statements that involve material risks to and uncertainties in the Company's business that may cause actual results to differ materially from those anticipated by the statements made herein. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company's ability to implement its long range business plan for various applications for its technologies, the Company's ability to enter into agreements with additional marketing and distribution partners, the impact of competition, the obtaining and maintaining of any necessary regulatory clearances applicable to applications of the Company's technology, management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, including those set forth in its annual report on Form 10-K for the year ended December 31, 1999 and on Form 10-Q for the quarter ended June 30, 2000.

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         CHROMATICS COLOR SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS


                                              June 30,     December 31,
                                               2000            1999
                                            (unaudited)


ASSETS

CURRENT ASSETS:
 Cash and equivalents                        $1,865,600      $2,790,400
 Accounts receivable-net                      1,369,000         842,300

 Inventories                                  2,358,200       1,171,800
 Prepaid expenses and other current assets      265,600         129,200
  Total Current Assets                        5,858,900       4,933,700

PROPERTY AND EQUIPMENT - NET                  1,483,400         612,200
SOFTWARE DEVELOPMENT COSTS - NET                366,000         470,500
PATENT COSTS - NET                            1,164,100         984,000
GOODWILL NET                                  7,455,900              --
OTHER AMORTIZABLE ASSETS - NET                  404,800         455,400
OTHER ASSETS                                    738,700         654,400
                                            $17,471,300      $8,110,200

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
 Amounts payable to related party              $243,300        $256,100
 Current portion of notes payable               363,200              --
 Due to Factor                                  531,500              --
 Accounts payable and accrued expenses:
  Attorneys and accountants                     488,500         394,600
  Consultants                                    41,800         119,100
  Trade                                       1,087,100         240,000
   Total Current Liabilities                  2,755,400       1,009,800

LONG TERM DEBT:
 Note payable, net of current portion         2,759,400              --
 Senior convertible debentures                5,000,000       4,165,800
 Accrued interest on senior
  convertible debentures                        845,800         495,800
 Amounts payable for purchase of Gordon         653,000              --
                                              9,258,200       4,661,600
COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK:
 Class A, Par Value $.01 per share:
  Authorized - 1,400,000 shares
  Issued and outstanding - 1,380,000 shares
  at par value and redemption value              13,800          13,800
 Class B, series 2 and 3 Convertible Preferred
 Stock, No Par Value:
  Authorized - 10,000,000 shares
  Issued and outstanding - 65,000 and
  40,000 shares in 2000 and 1999,
  respectively - $115 redemption value        4,861,700       2,928,700
                                              4,875,500       2,942,500
SHAREHOLDERS' EQUITY (DEFICIENCY)
 Common Stock, par value $.001 per share:
  Authorized - 50,000,000 shares
  Issued and outstanding - 16,711,192 (2000)
   and 15, 539,117 (1999) shares                 16,700          15,500
Capital in excess of par value               41,534,500      34,062,000
Accumulated deficit                         (40,969,000)    (34,581,200)
Total Shareholders' Equity (Deficiency)         582,200        (503,700)
                                            $17,471,300      $8,110,200

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         CHROMATICS COLOR SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                 Three Months Ended          Six Months Ended
                                      June 30,                   June 30,

                                  2000         1999        2000            1999

REVENUES:
Sales                          $667,300         $--      $705,900          $--
Other                                --         500           100          600
                                667,300         500       706,000          600

COSTS AND EXPENSES:
 Costs of sales                 492,600          --       513,400           --
 Sales, marketing and
  trade show costs              533,300     660,000     1,170,700    1,201,900
 Medical regulatory
  expenses                      227,200     239,700       423,600      473,300
 Research and
  development                   416,300     261,400       711,000      429,300
 Patent application
  costs                          94,400       5,000       150,500       47,900
 Compensation costs
  relating to options
  granted to consultants
  (non cash)                    225,000     248,000       465,000      488,000
 General and
 administrative:
  Compensation - Officers
   and employees                328,600     210,600       557,000      386,100
  Consultants                   115,800      72,800       231,800      151,000
  Legal fees                    250,900     304,200       438,300      552,100
  Accounting fees                26,700      24,600        96,600       47,100
  Rent and Storage               78,900      74,500       157,000      148,400
  Insurance                      71,800      64,900       149,500      120,400
  Travel and
   entertainment                 30,200       9,800        47,100       16,500
  Repairs and
  maintenance                    34,800      29,300        82,300       55,700
  Depreciation and
   amortization                 173,000      31,300       344,400       57,900
  Payroll taxes                  21,900      19,000        42,300       33,000
  Stock administrative
   fees                          24,900      33,400        54,200       43,700
  Public relations               52,800      56,400       112,700      101,000
  Amortization of
   Goodwill                      31,000          --        31,000           --
  Other                         105,900      87,800       173,200      182,500
                              3,336,000   2,432,700     5,951,600    4,535,800
OPERATING LOSS               (2,668,700) (2,432,200)   (5,245,600)  (4,535,200)

INTEREST INCOME (EXPENSE):
  Interest income                45,000      52,700        89,800       83,700
  Interest expense and
   non-cash financing
   costs                       (335,400) (1,513,200)   (1,232,000)  (1,519,800)
                               (290,400) (1,460,500)   (1,142,200)  (1,436,100)
NET LOSS                    $(2,959,100)$(3,892,700)  $(6,387,800) $(5,971,300)

NET LOSS TO COMMON
STOCKHOLDERS:

NET LOSS                    $(2,959,100)$(3,892,700)  $(6,387,800) $(5,971,300)
DEEMED DIVIDEND FOR
  CLASS B, SERIES
  2 AND 3
  CONVERTIBLE PREFERRED

  STOCK                         278,000   1,275,000       981,000    1,275,000
NET LOSS TO COMMON
  SHAREHOLDERS              $(3,237,100)$(5,167,700)  $(7,368,800) $(7,246,300)

WEIGHTED AVERAGE
  NUMBER OF COMMON
  SHARES OUTSTANDING         16,183,925  15,499,299    15,907,169   15,483,039

BASIC AND DILUTED
  LOSS PER SHARE                 $(0.20)     $(0.33)       $(0.46)      $(0.47)

SOURCE: Chromatics Color Sciences International, Inc.